UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2017

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2017 (the “Closing Date”), a bankruptcy remote wholly owned subsidiary (“SPV”) of Liberty Broadband Corporation (the “Company”) entered into a multi-draw margin loan credit facility (the “Margin Loan Facility” and, the credit agreement governing such facility, the “Margin Loan Agreement”) with Bank of America, N.A., as the administrative agent (in such capacity, the “Administrative Agent”) and as the calculation agent thereunder, and the lenders thereunder.  SPV used a portion of the proceeds of the loans under the Margin Loan Facility to repay certain existing margin loans of the Company’s subsidiaries and is also permitted to use the proceeds for (i) distributions as a dividend or a return of capital to the equity or limited liability company interests of any person owning equity interest in SPV, (ii) the purchase of margin stock and (iii) other general corporate purposes.

The description of the Margin Loan Agreement set forth below is qualified in its entirety by reference to the Margin Loan Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

The Margin Loan Agreement permits SPV, subject to certain funding conditions, to borrow term loans up to an aggregate principal amount equal to $1.0 billion, with $500 million available to be funded not later than ten (10) business days after the Closing Date (the “Funding Date”), and the remaining $500 million available to be funded at any time and from time to time after the later of the Funding Date and the repayment of certain existing indebtedness, but not later than the twelve (12) month anniversary of the Funding Date.  SPV will also have the ability from time to time to request additional loans in an aggregate principal amount of up $1.0 billion on an uncommitted basis subject to certain conditions set forth in the Margin Loan Facility.  The loans under the Margin Loan Facility will mature on August 30, 2019 (except for any incremental loans incurred thereunder to the extent SPV and the incremental lenders agree to a later maturity date).

SPV’s obligations under the Margin Loan Facility are secured by first priority liens on the shares of Charter Communications, Inc. (“CHTR”) owned by SPV  sufficient for SPV to meet its loan to value requirement under the Margin Loan Agreement (the “Pledged Stock”).  If SPV defaults on its obligations under the Margin Loan Agreement, each lender (subject to applicable cure periods) will have the right to terminate its commitments and declare the outstanding principal amount of its loans under the Margin Loan Facility, together with any accrued and unpaid interest thereon, the prepayment amount, if applicable, and all other amounts owing or payable under the Margin Loan Agreement and the other loan documents entered into in connection with the Margin Loan Facility to be immediately due and payable, and such lender will have the right to foreclose on that portion of the Pledged Stock securing its respective portion of the Margin Loan Facility and any other collateral that then secures SPV’s obligations to such lender and  exercise any and all other rights such lender may have against SPV under applicable law.

Borrowings under the Margin Loan Agreement bear interest at a per annum rate equal to the 3-month (or lesser period if applicable in connection with a borrowing) LIBOR rate plus a per annum spread of 1.5%, unless it is unlawful for the applicable lender to fund or maintain loans based on LIBOR or there are material restrictions on the applicable lender to do so, in which case borrowings under the Margin Loan Agreement will either (a) bear interest at 0.5% plus the higher of (i) the federal funds rate plus 1/2 of 1%, (ii) the prime rate and (iii) LIBOR plus 1%, for each day during such period or (b) be prepaid.  Interest will be payable quarterly in arrears beginning on the last business day of September 2017.  In addition, SPV may elect to defer the payment of interest by adding such amount to the principal amount of the loans under the Margin Loan Facility in accordance with the terms of the Margin Loan Agreement.

The Margin Loan Agreement provides that SPV may prepay the loans under the Margin Loan Facility at any time, subject to certain notice requirements and a prepayment premium if SPV prepays all or any portion of such loans on or prior to the first business day following the first anniversary of the Closing Date.  The Margin Loan Agreement also requires mandatory prepayments, together with the payment of the prepayment premium, if applicable, or, in some cases, the posting of additional collateral, upon the occurrence of certain events that are customary for margin loans of this type.

The Margin Loan Agreement contains various affirmative and negative covenants that restrict the activities of SPV (and, in some cases, the Company and its subsidiaries with respect to shares of CHTR owned by the Company and its subsidiaries).  The Margin Loan Agreement does not include any financial covenants.  The Margin Loan Agreement also contains events of default that are customary for margin loans of this type, including the occurrence of the following events (and subject to customary cure periods and materiality thresholds):

•	failure to pay principal, interest or other amounts due under the Margin Loan Agreement (including margin calls or other mandatory prepayments);
•	failure to observe covenants or other agreements in the Margin Loan Agreement or inaccuracy of representations or warranties under the Margin Loan Agreement;
•	insolvency and related occurrences or events of insolvency with respect to SPV;
•	judgments entered against SPV above certain thresholds;
•	failure of enforceability or invalidity of the Margin Loan Facility loan documents or the effectiveness of the liens created under the Margin Loan Facility loan documents; and
•	a default by SPV under other agreements governing material indebtedness.

Item 7.01. Regulation FD Disclosure.

On August 31, 2017, the Company announced that its Chief Financial Officer, Mark Carleton, will be presenting at the Bank of America Merrill Lynch Media, Communications & Entertainment Conference on Thursday, September 7th at 1:35 p.m., P.D.T. (4:35 p.m., E.D.T.) at the Beverly Wilshire Hotel in Beverly Hills, CA.  During his presentation, Mr. Carleton may make observations regarding the Company's financial performance and outlook, as well as other forward looking matters.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President